Exhibit 10.9

Business Operation Agreement

This Business Operation Agreement (hereinafter referred to as this “Agreement”), is entered into by and among the following parties (hereinafter referred to as the “Parties”) on April 2, 2019 in Beijing, China:

(1)             Beijing Co Wheels Technology Co., Ltd. (hereinafter referred to as “Party A”)

Address: Room 701, F/7, No.3 Building, No.10 Yard, Wangjing Street, Chaoyang District, Beijing;

(2)             Beijing Xindian Transport Information Technology Co., Ltd.(hereinafter referred to as “Party B”)

Address: Room 101, Building 1, No. 4 Yard, Hengxing Road, Gaoliying Town, Shunyi District, Beijing (Science and Technology Innovation Functional Zone); and

(3)             the names are listed in Schedule 2, hereinafter collectively referred to as “Party C”.

WHEREAS:

1.              Party A is a wholly foreign-owned enterprise duly incorporated and validly existing in People’s Republic of China (for the purpose of this Agreement, shall not include the Special Administrative Region of Hong Kong, the Special Administrative Region of Macau or Taiwan, “China”);

2.              Party B is a limited liability company established and registered in China.

3.              Party A and Party B have established business relationships through the signing of such agreements as the Exclusive Consultation and Service Agreement; and Party B shall pay various amounts to Party A under such agreements, and therefore, the daily operation activities of Party B shall have a material effect on its ability to pay the corresponding amounts to Party A; and

4.              The parties of Party C are the shareholders of Party B (the “Shareholders”), with Xiang Li holding 74% of the equity interest (corresponding to RMB 740,000 of the registered capital of Party B), Zheng Fan holding 12.92% of the equity interest (corresponding to RMB 129,200 of the registered capital of Party B), Yanan Shen holding 3.78% of the equity interest (corresponding to RMB 37,800 of the registered capital of Party B), Tie Li holding 3.46% of the equity interest (corresponding to RMB 34,600 of the registered capital of Party B), Zhi Qin holding 1.89% of the equity interest (corresponding to RMB 18,900 of the registered capital of Party B), Qinghua Liu holding 1.09% of the equity interest (corresponding to RMB 10,900 of the registered capital of Party B), Wei Wei holding 0.46% of the equity interest (corresponding to RMB 4,600 of the registered capital of Party B), Gang Song holding 0.43% of the equity interest (corresponding to RMB 4,300 of the registered capital of Party B), Qian Ye holding 0.02% of the equity interest (corresponding to RMB 200 of the registered capital of Party B), and Bo Xu holding 1.95% of the equity interest (corresponding to RMB 19,500 of the registered capital of Party B).

Therefore, the Parties have, through friendly consultations and based on the principles of equality and mutual benefits, reached the following agreement for compliance:

1.              Not to Act Obligation

In order to ensure Party B’s performance of the agreements signed with Party A and of the obligations undertaken to Party A, the Shareholders hereby acknowledge and agree that, without the prior written consent obtained from Party A or any other party designated by Party A, Party B shall not engage in any transaction which may have a material effect on its assets, business, personnel, obligations, rights or company operations, including but not limited to the followings:

1.1           carry out any activities other than in the ordinary course of business of the Company or operate the business of the company in a manner inconsistent with or unusual to its practice;

1.2           make any borrowing from any third party or undertake any liabilities;

1.3           change or remove any director of the company or replace any senior managerial personnel of the company;

1.4           sell to any third party or obtain or otherwise dispose of any assets or rights (including but not limited to any intellectual property rights) of an amount exceeding RMB 200,000;

1.5           provide guarantee to any third party with its assets or intellectual property rights or provide any other forms of guarantee or create any other encumbrances on the assets of the company;

1.6           amend the articles of association of the company or change the business scope of the company;

1.7           modify the ordinary business of the company or make any material change to the internal rules of the company;

1.8           transfer the rights and obligations under this Agreement to any third party;

1.9           make any material adjustments to business model, marketing strategy, operation or client relationship;

1.10    distribute dividend in any form;

1.11    make or result in any acquisitions, sale of control right or assets, merger, consolidation, joint venture or partnership arrangements or incorporate any subsidiary or pass any resolution relating to reduction of registered capital, dissolution or liquidation;

1.12    effect a recapitalization, reclassification, split-off, spin-off or bankruptcy;

1.13    engage or enter into any transaction or agreement with any affiliates, shareholders or other related parties;

1.14    incur any indebtedness or assume any financial obligation or issue, assume, guarantee or create any liability in excess of US$250,000 in aggregate at any time unless such liability is incurred pursuant to the then current business plan;

1.15    appoint, terminate or determine the compensation of the chairman, chief executive office, president, chief operating officer, chief financial officer, chief technical officer or any senior manager (vice president-level or above);

1.16    approve or amend any quarterly and annual budget, business plan and operating plan (including any capital expenditure plan, operating plan and financing plan); such approval shall be required before Party B and any of its subsidiaries can continue operations at the beginning of each quarter;

1.17    make any expenditure or other purchase of tangible or intangible assets in excess of US$250,000 in aggregate over any twelve (12) months unless such expenditure is made pursuant to the then current business plan;

1.18    enter into any material agreement or contract with any party or group of related parties under which Party B or any of its subsidiaries’ aggregate commitments, guarantee or obligations to such party or group of related parties are unlimited or potentially exceed US$250,000 over any twelve (12) months or in the aggregate;

1.19    acquire, purchase or lease any automobile with a value greater than US$250,000 or any real estate, whether or not accounted for as a capital expenditure;

1.20    approve, amend or administer any employee stock option plan; and

1.21    change materially the accounting methods or policies or appoint or change the auditors.

2.              Operating Management and Personnel Arrangement

2.1           Party B and the Shareholders hereby agree to accept suggestions made by Party A from time to time with respect to recruitment and termination of employees of the company, daily operation and management of the company, financial management systems of the company etc., and shall strictly execute.

2.2           Party B and the Shareholders hereby agree to elect the candidates designated by Party A to serve as directors of Party B in accordance with the procedures specified under the laws, regulations and articles of association of the company, and to procure the directors so elected to elect the candidate recommended by Party A to serve as the Chairman of the Board of Directors of the company, and to appoint the personnel designated by Party A to serve as the Manager, Finance Director and other senior managerial personnel of Party B.

2.3           If the above-mentioned Party A designated directors or senior managerial personnel leave Party A, no matter they have resigned on a voluntary basis or have been terminated by Party A, they shall at the same time lose the qualifications to hold any position in Party B. In such a case, the Shareholders shall immediately terminate such persons from the positions they have held in Party B and shall immediately elect and engage other persons designated by Party A to hold such positions.

2.4           For the purpose of Article 2.3 above, the Shareholders shall take all necessary internal corporate procedures and external procedures in accordance with the provisions of the laws, the articles of association of the company and this Agreement to complete the above-mentioned termination and recruitment procedures.

2.5           The Shareholders hereby agree to sign, at the time of executing this Agreement, the power of attorney in the form and substance set out in Schedule 1, pursuant to which the Shareholders shall irrevocably authorize the persons designated by Party A to exercise their shareholders’ rights on their behalf and to exercise all shareholders’ voting rights to which the Shareholders are entitled in the name of the Shareholders at the shareholders’ meetings of Party B. The Shareholders further agree that they will replace the designated authorized persons in the above-mentioned power of attorney at any time at the request of Party A. If the Shareholders believe that the action to be taken by the persons designated by Party A violates the mandatory provisions of the relevant laws and regulations (“Objected Action”) after the Shareholders have delegated their shareholders’ rights to the persons designated by Party A in accordance with the provisions of this Agreement, the Shareholders shall be entitled to request Party A to jointly appoint a law firm to issue an independent legal opinion on the following aspects relating to the Objected Action: (1) whether the Objected Action violates the mandatory provisions of the relevant laws and regulations; (2) whether the Shareholders will be subject to the related criminal liabilities if such Objected Action is implemented. If the independent legal opinion of the law firm states that the Objected Action violates the mandatory provisions of the laws and regulations and the Shareholders will be subject to certain criminal liability as a result therefrom, then the persons designated by Party A may not execute such Objected Action, and Party A shall also be obliged to prevent the persons designated by Party A from executing such Objected Action. If the persons designated by Party A violate this provision, Party A needs to re-designate persons as the authorized persons or entrusted persons in the power of attorney in Schedule 1 at the request of the Shareholders.

3.              Other Agreements

3.1           In the event of termination or expiration of any agreement entered into between Party A and Party B, Party A shall be entitled to decide whether or not to terminate all agreements between Party A and Party B, including but not limited to the Exclusive Consultation and Service Agreement.

3.2           In view of the business relationship established between Party A and Party B through the signing of agreements such as the Exclusive Consultation and Service Agreement, Party B’s daily operational activities shall have a material effect on its ability to pay the corresponding amounts to Party A. The Shareholders agree that, any dividend, dividend distribution or any other income or interests (regardless of the specific form) received by them from Party B in the capacity of Party B’s shareholders, the income and interests shall be unconditionally paid to Party A or transferred to Party A without compensation upon realization, and the Shareholders shall provide all documents or take all actions necessary to effect such payment or transfer in accordance with the request of Party A.

4.              Entire Agreement and Amendments

4.1           This Agreement and all agreements and/or documents referred to in this Agreement or explicitly incorporated in this Agreement shall constitute entire agreement of the Parties on the subject matter of this Agreement and shall supersede all previous oral and written agreements, contracts, understandings and communications of the Parties on the subject matter of this Agreement.

4.2           Any amendment to this Agreement shall be valid only if a written agreement is signed by the Parties. Any amendment to this Agreement and supplemental agreement relating to this Agreement duly signed by the Parties shall form part of this Agreement and shall have the same legal effect of this Agreement.

4.3           If there is any change in the equity in Party B held by Party C at any time after the signing of this Agreement, the Parties agree to amend and restate this Agreement so that Party A’s rights hereunder shall not be negatively affected in any respect.

5.              Governing Law

The conclusion, effectiveness, performance and interpretation of this Agreement and the resolution of disputes shall be governed by and construed in accordance with the PRC law.

6.              Dispute Resolution

6.1           In case of any dispute arising between the Parties hereto with respect to the interpretation and performance of the terms hereunder, the Parties shall settle such dispute in good faith through consultations. In case no settlement can be reached through consultations, any Party may submit such dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with its Arbitration Rules then in effect. The place of arbitration shall be Beijing and the language to be used in the arbitration shall be Chinese. The arbitration award shall be final and binding on the Parties.

6.2           Except for the matters in dispute, the Parties shall continue to perform their respective obligations in accordance with the provisions hereof based on the principle of good faith.

7.              Notification

7.1           Any notice sent by the Parties hereto for the performance of the rights and obligations hereunder shall be made in writing and sent by personal delivery, registered post, pre-paid post, recognized courier service or facsimile to the following addresses of relevant Party or Parties.

Party A: Beijing Co Wheels Technology Co., Ltd.

Party B: Beijing Xindian Transport Information Technology Co., Ltd.

Party C: please refer to the name list attached hereto as Schedule 2

8.              Effectiveness, Term and Miscellaneous

8.1           The written consent, suggestions, designations of Party A referred to in this Agreement and other decisions of Party A which have a material effect on Party B’s daily operations shall be made by the Board of Directors of Party A.

8.2           This Agreement is signed by the Parties and shall become effective on the date first set forth above. Unless this Agreement is terminated early by Party A, the valid term of the Agreement shall be ten years, commencing from the date on which the Agreement becomes effective. If Party A so requests before the expiration of the Agreement, the Parties shall extend the term of the Agreement based on Party A’s request and shall, in accordance with the request of Party A, sign a separate business operation agreement or continue to perform this Agreement.

8.3           Party B and the Shareholders may not terminate this Agreement early during the valid term of this Agreement. Party A may at any time terminate this Agreement by giving Party B and the Shareholders 30 days’ prior written notice.

8.4           The Parties hereby acknowledge that this Agreement is a fair and reasonable agreement reached by the Parties on the basis of equality and mutual benefits. If any term and provision of this Agreement is deemed illegal or unenforceable due to applicable laws, such term shall be deemed to have been deleted from this Agreement and shall cease to have any effect, and shall be considered as not having included in this Agreement from the beginning. However, other terms of this Agreement shall continue to be in effect. The Parties shall hold mutual consultation so that the term which is deemed to have been deleted is replaced with a legal and valid term acceptable to the Parties.

8.5           Failure to exercise any right, power or privilege hereunder by any Party shall not be treated as a waiver by it. Any single or partial exercise of any right, power or privilege shall not preclude the exercise of any other rights, powers or privileges.

8.6           This Agreement is made in twelve (12) copies.

IN WITNESS WHEREOF the Parties have caused this Agreement to be executed by their respective authorized representatives on the date first above written.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

[Signature Page, No Text Below]

Party A: Beijing Co Wheels Technology Co., Ltd.
Signature:	/s/ Xiang Li
Authorized Representative: Xiang Li
(Company seal: /s/ Beijing Co Wheels Technology Co., Ltd.)

[Signature Page, No Text Below]

Party B: Beijing Xindian Transport Information Technology Co., Ltd.
Signature:	/s/ Xiang Li
Authorized Representative: Xiang Li
(Company seal: /s/ Beijing Xindian Transport Information Technology Co., Ltd.)

[Signature Page, No Text Below]

Party C:

Xiang Li
/s/ Xiang Li

Zheng Fan
/s/ Zheng Fan

Yanan Shen
/s/ Yanan Shen

Tie Li
/s/ Tie Li

Bo Xu
/s/ Bo Xu

Zhi Qin
/s/ Zhi Qin

Qinghua Liu
/s/ Qinghua Liu

Wei Wei
/s/ Wei Wei

Gang Song
/s/ Gang Song

Qian Ye
/s/ Qian Ye

Schedule 1: Power of Attorney

Schedule 2: List of Party C

No.	Shareholder(s)	ID Card Number	Address	Equity Proportion
1	Xiang Li	****	****	74.00%
2	Zheng Fan	****	****	12.92%
3	Yanan Shen	****	****	3.78%
4	Tie Li	****	****	3.46%
5	Zhi Qin	****	****	1.89%
6	Qinghua Liu	****	****	1.09%
7	Wei Wei	****	****	0.46%
8	Gang Song	****	****	0.43%
9	Qian Ye	****	****	0.02%
10	Bo Xu	****	****	1.95%